UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                             ST. JUDE MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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________________________________________________________________________________

                       Notice of 2003 Annual Meeting and
                                                 PROXY STATEMENT



















                                                         [ST. JUDE MEDICAL LOGO]

                            ST. JUDE MEDICAL, INC.
--------------------------------------------------------------------------------
                               ONE LILLEHEI PLAZA

                           ST. PAUL, MINNESOTA 55117
                 --------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 --------------------------------------------

  TIME ...................... 9:30 a.m. CDT
                              Thursday, May 8, 2003
  PLACE ..................... Minnesota Historical Center
                              345 Kellogg Boulevard West
                              St. Paul, MN 55102
  ITEMS OF BUSINESS ......... (1) To elect two members of the Board of
                                  Directors, for terms ending in 2006.
                              (2) To approve the appointment of
                                  Ernst & Young LLP as the Company's
                                  independent auditors for 2003.
                              (3) To transact such other business as may
                                  properly come before the meeting and any
                                  adjournment.
  RECORD DATE ............... Holders of St. Jude Medical, Inc. common stock of record at the close of business on March 17, 2003, are entitled to notice of and to vote at the meeting.
  ANNUAL REPORT ............. The Company's 2003 Annual Report, which is not a part of the proxy soliciting material, is enclosed.
  PROXY VOTING .............. It is important that your shares be represented at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Please vote as soon as possible. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.


                               Kevin T. O'Malley
                               VICE PRESIDENT, GENERAL COUNSEL &
                               SECRETARY


March 27, 2003

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                              PAGE
                                                                                             -----
PROXIES AND VOTING PROCEDURES ............................................................     1
 Shareholders Entitled to Vote ...........................................................     2
 Required Vote ...........................................................................     2
 Cost of Proxy Solicitation ..............................................................     2
GOVERNANCE OF THE COMPANY ................................................................     3
 Committees of the Board of Directors ....................................................     3
 Principles of Corporate Governance ......................................................     3
 Report of the Audit Committee ...........................................................     4
 Compensation of Directors ...............................................................     5
 Compensation Committee Interlocks and Insider Participation;
  Related Party Transactions .............................................................     5
 Section 16(a) Beneficial Ownership Reporting Compliance .................................     6
BOARD OF DIRECTORS .......................................................................     7
 Nominees for Term Expiring in 2006 ......................................................     7
 Directors Whose Term Will Expire in 2005 ................................................     8
 Directors Whose Term Will Expire in 2004 ................................................     9
SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS AND CERTAIN
 BENEFICIAL OWNERS .......................................................................    10
PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS ...........................................    12
STOCK PERFORMANCE GRAPH ..................................................................    13
EXECUTIVE COMPENSATION ...................................................................    14
 Report of the Compensation Committee on Executive Compensation ..........................    14
 Summary Compensation Table ..............................................................    17
 Option Grants in Last Fiscal Year .......................................................    18
 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values .......    18
 Employment, Termination and Change-in-Control Agreements ................................    19
 Loan Guarantees .........................................................................    19
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING ........................................    20
OTHER MATTERS ............................................................................    20
APPENDIX A -- Principles of Corporate Governance .........................................    21
APPENDIX B -- Audit Committee Charter of the Audit Committee of the Board of Directors ...    24

ST. JUDE MEDICAL, INC.                                   [LOGO ST. JUDE MEDICAL]
ONE LILLEHEI PLAZA
ST. PAUL, MN 55117

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 8, 2003
--------------------------------------------------------------------------------
     We are providing these proxy materials in connection with the solicitation by the Board of Directors of St. Jude Medical, Inc., of proxies to be voted at the Company's 2003 Annual Meeting of Shareholders and at any meeting following adjournment or postponement thereof.

     You are cordially invited to attend the annual meeting on May 8, 2003, beginning at 9:30 a.m. C.D.T. The meeting will be held at the Minnesota Historical Center, 345 Kellogg Boulevard West, St. Paul, MN. The location is accessible to handicapped persons.

     We are first mailing this proxy statement and accompanying form of proxy on or about March 27, 2003, to holders of the Company's common stock on March 17, 2003, the record date for the meeting.


                          PROXIES AND VOTING PROCEDURES

     YOUR VOTE IS IMPORTANT. Because many shareholders cannot attend the meeting in person, it is necessary that a large number be represented by proxy. Please refer to your proxy card or the information forwarded by your bank, broker or other record holder of your shares to see which options for voting by proxy are available to you. By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

     You can revoke your proxy at any time before it is exercised at the meeting by delivery of a properly executed, later-dated proxy to the Company's Secretary at any time before the meeting or by voting by ballot at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you may not vote at the meeting unless you previously have obtained a proxy, executed in your favor, from the holder of record of your shares.

     All shares entitled to vote at the meeting and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A MATTER, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, AS SET FORTH IN THIS PROXY STATEMENT.

       If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the meeting.


SHAREHOLDERS ENTITLED TO VOTE
       Shareholders at the close of business on the record date are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

       On the record date, March 17, 2003, there were 179,377,680 shares of common stock outstanding and, therefore, entitled to be voted at the meeting.


REQUIRED VOTE
       The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

       A majority of shares present at the meeting and entitled to vote is required for the election of each nominee for director. Abstentions will be counted as present and entitled to vote for purposes of calculating the number of votes cast for a director, but will be deemed not to have been voted in favor of the director. Broker non-votes will not be counted as shares that are present and entitled to vote on the election of directors.


COST OF PROXY SOLICITATION
       St. Jude Medical, Inc. will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. These persons will not receive any additional compensation for providing this service.

       In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of St. Jude Medical stock.

                            GOVERNANCE OF THE COMPANY
--------------------------------------------------------------------------------


       St. Jude Medical's business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussion with the Chief Executive Officer and other officers, by reviewing materials provided to them by the CEO and officers and by participating in meetings of the Board and its committees.

       During 2002, the Board held seven meetings and the committees held a total of fifteen meetings. The average attendance at the Board and committee meetings was 97%, and each director attended at least 75% of all meetings of the Board and of the Committees on which the director served.


COMMITTEES OF THE BOARD OF DIRECTORS
       During 2002, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. During 2002 the Audit Committee met six times, the Compensation Committee met six times and the Governance and Nominating Committee met three times.

       The Governance and Nominating Committee is responsible for recommending good governance practices for the Company, its officers and employees. The Governance and Nominating Committee evaluates the qualifications of and nominates candidates for positions on the Board. The Chairperson of the Governance and Nominating Committee also serves as the Presiding Director who chairs the separate sessions of the independent members of the Board of Directors. Such sessions are held at least twice each year. The procedures for shareholders to nominate directors are the same as those for the submission of shareholder proposals, which can be found on page 20. In addition, the Governance and Nominating Committee facilitates an annual evaluation by Board members of Board and individual director performance and provides feedback to the entire Board.

       The Compensation Committee's duties include annual approval of the Company's compensation policies, including salary, bonus and long-term incentive programs, evaluation of the appropriate base salary level for executive officers, evaluation of and recommendations for changes to the total compensation of the CEO for approval of the Board of Directors and consideration of matters with respect to profit sharing and other employee benefits provided by the Company.

       The duties of the Audit Committee are described in its report, which begins on the following page.


PRINCIPLES OF CORPORATE GOVERNANCE
       The Board of Directors adopted Principles of Corporate Governance on December 15, 2002, which are attached as Appendix A.

                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------


       The Audit Committee ("Committee") reviews the Company's consolidated financial statements, financial reporting process, and internal controls on behalf of the Board of Directors ("Board").

       We meet with management periodically to consider, among other things, the adequacy of the Company's disclosure and internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors, Ernst & Young LLP, and with appropriate Company financial personnel.

       We regularly meet privately with the independent auditors who have unrestricted access to the Committee.

       We also recommended to the Board the appointment of the independent auditors for 2002 and review periodically their performance and independence from management.

       The Directors who serve on the Committee are all "independent" for purposes of the New York Stock Exchange listing standards. That is, the Board has determined that none of us has a relationship to the Company that may interfere with our independence from the Company and its management.

       The Board has adopted a written charter which describes the functions the Committee is to perform. In February 2003, we reviewed the charter and recommended certain changes that have been approved by the Board. You can find a copy of the revised charter attached to this proxy statement as Appendix B.

       Management has the primary responsibility for the Company's consolidated financial statements and the overall reporting process, including the Company's system of internal controls.

       The independent auditors audit the annual consolidated financial statements prepared by management, express an opinion as to whether those consolidated financial statements fairly present the financial position, results of operation and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.


       This year, we reviewed the Company's audited consolidated financial statements and met with both management and Ernst & Young LLP to discuss these financial statements. Management has represented to us that these financial statements were prepared in accordance with generally accepted accounting principles. We also considered the report of the independent auditors.


       We have received from and discussed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and the independence of Ernst & Young LLP. We have also considered the compatibility of non-audit services with the auditor's independence. In addition, we discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).


       Based on our review and discussions described above, we recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.


Stuart M. Essig
Richard R. Devenuti
Thomas H. Garrett III

COMPENSATION OF DIRECTORS
       Each non-employee director receives a retainer of $3,000 per month plus $2,000 per diem for each Board meeting attended. Committee chairpersons receive an additional annual fee of $4,000 and committee members an additional annual fee of $2,000. Directors are reimbursed for expenses incurred in connection with travel and lodging when attending meetings of the Board or otherwise engaged in Company business. Directors may elect to receive the annual retainer fee either as 100% cash, 50% cash plus 50% restricted stock, or 100% restricted stock. Restricted stock is valued at the fair market value of the stock on the date of grant. The restriction on the stock lapses on the six-month anniversary of the grant date.

       Under the 2002 Stock Plan each person who is not an employee of the Company and who is elected, re-elected or serving an unexpired term as a director at any annual meeting of shareholders automatically receives, as of the date of such meeting, an option to purchase 4,000 shares of the Company's common stock at an exercise price per share equal to 100% of the fair market value of the Company's common stock on such date. All such options are designated as non-qualified stock options with eight-year terms and fully vest on the six-month anniversary of the grant date. Further, under the 2002 Plan, non-employee directors also are eligible to receive options from time to time in addition to the annual grants described above, but no non-employee director may receive options which, together with the automatic grant of options described above, exceed 7,500 shares in any calendar year. Directors who are appointed between Annual Shareholder Meetings are voted a pro-rata stock option based upon a fraction of 4,000 shares on the same terms and conditions as the stock options described previously, except the exercise price is 100% of the fair market value on the date of appointment. At the 2002 annual meeting of shareholders, each non-employee director received an automatic grant of an option to purchase 4,000 shares at $83.21 per share, the fair market value of the common stock on the date of grant. No additional options were granted to non-employee directors in 2002 under the 2002 Plan.

       Each director may receive reimbursement for one physical examination every 12 months up to a maximum of $700 per exam. Board members also participate in the Company's charitable contribution matching program under which eligible charitable contributions are matched by the Company up to a maximum of $1,000 each year.

       Under a retirement plan for non-employee directors that was terminated April 1, 1996, each non-employee director serving on the Board at that time who serves five years or more will receive payment of an annual benefit equal to the average of the annual retainers paid to the director during his or her service as a director, with a minimum annual benefit of $24,000. The retirement benefit will commence at the later of the time of retirement from the Board or when the director becomes 60 years old. The retirement benefit is payable over a number of years equal to the director's years of service as a member of the Board of Directors prior to April 1, 1996.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;
RELATED PARTY TRANSACTIONS
       During 2002, Walter L. Sembrowich (chairman), David A. Thompson, Stephan
K. Widensohler and Wendy L. Yarno served as members of the Compensation Committee. The members of the Compensation Committee do not participate in any interlocking directorships.

       Mr. Widensohler is a director of and the beneficial owner of approximately 45% of the common stock of Invatech, an Italian company that makes and sells products to Getz Co., Ltd, a Japanese distributor of medical technology products. In September 2002, the Company entered into a stock purchase agreement to acquire Getz. This transaction is expected to close during the second quarter of 2003. Net sales by Getz in 2002 were approximately $170 million. Sales by Invatech to Getz were approximately $1.7 million in 2002 and are expected to be approximately $2.3 million in 2003.

       Mr. Essig, Chair of the Company's Audit Committee and a member of the Governance and Nominating Committee, is President and Chief Executive Officer, a member of the Board of Directors and the beneficial owner of approximately 10% of the common stock of Integra LifeSciences Holdings Corporation. During 2002, the Company purchased a small amount (less than $100,000) of product from Integra for potential use in the Company's vascular closure product line. The Company may purchase additional product from Integra during 2003.

SECTION16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE Section 16(a) of the
       Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Based on a review of the Section 16(a) reports filed by our directors and executive officers in 2002 and on written representations by the directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers during 2002 were satisfied, except that the following individuals each filed one late Form 4 reporting one transaction for 2002: Messrs. Adinolfi, Coyle, Gove, Heinmiller, McCullough, O'Malley, Rousseau, Song and Widensholer, Ms. Lose and Ms. Valk.

                               BOARD OF DIRECTORS
--------------------------------------------------------------------------------


       The Board of Directors is divided into three classes, whose terms expire at successive annual meetings.

       Two directors will be elected at the annual meeting to serve for a three-year term expiring at the Company's annual meeting in 2006. We have nominated Mr. Starks and Dr. Yin, both of whom currently serve as directors for these positions. You can find the principal occupation of and other information about the nominees below.

       The persons named on the proxy card will vote your proxy FOR the election of Mr. Starks and Dr. Yin unless you indicate that your vote for either or both of the nominees should be withheld. Proxies may not be voted for more than two directors. If elected, Mr. Starks and Dr. Yin will continue in office until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement. We expect all nominees to be able to serve if elected.

       Beginning on page 8, you can find the principal occupation and other information about the Directors whose terms of office will continue after the annual meeting. You can find the information about the St. Jude Medical stock ownership of the nominees and those other directors on page 10.

       Walter L. Sembrowich, whose term as a director expires at the upcoming annual meeting, will retire at the upcoming annual meeting. In connection with Mr. Sembrowich's retirement, the Board of Directors has determined to decrease the number of directors in this class from four to two. The number of directors in the other two classes will not change.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. STARKS AND DR. YIN AS DIRECTORS.

       PROXIES WILL BE VOTED FOR THE ELECTION OF MR. STARKS AND DR. YIN UNLESS OTHERWISE SPECIFIED.

--------------------------------------------------------------------------------
                       NOMINEES FOR TERM EXPIRING IN 2006
--------------------------------------------------------------------------------



[PHOTO] DANIEL J. STARKS, Director of St. Jude Medical since 1996. President and Chief Operating Officer of St. Jude Medical since 2001. Previously, President and Chief Executive Officer of the Cardiac Rhythm Management Division of the Company and Chief Executive Officer and President, Daig Corporation. Also a director of Urologix, a urology medical device company. Age: 48


[PHOTO] FRANK C-P YIN, Director of St. Jude Medical since 2001. The Stephen F. and Camilla Braver Professor of Biomedical Engineering and Chairman, Department of Biomedical Engineering, Washington University, St. Louis, Missouri. Committee: Compensation Committee Member. Age: 59

--------------------------------------------------------------------------------
                   DIRECTORS WHOSE TERM WILL EXPIRE IN 2005
--------------------------------------------------------------------------------



[PHOTO] RICHARD R. DEVENUTI, Director of St. Jude Medical since 2001. Vice President and Chief Information Officer of Microsoft Corporation, a software company, since 1999. From May 1996 to March 1999, Vice President, Worldwide Operations, Microsoft Corporation. Committee:
          Audit Committee Member. Age: 45


[PHOTO] STUART M. ESSIG, Director of St. Jude Medical since 1999. President and Chief Executive Officer and a member of the Board of Directors of Integra LifeSciences Holdings Corporation, a manufacturer of medical devices, implants and biomaterials, since 1997. Previously a managing director of Goldman, Sachs & Co., an investment bank, responsible for the medical technology practice. Committees: Chairperson of the Audit Committee and member of the Governance and Nominating Committee. Age:
          41


[PHOTO] THOMAS H. GARRETT III, Director of St. Jude Medical since 1979. Self-employed as a business consultant since June 1996. Previously, a member of the law firm of Lindquist & Vennum PLLP of Minneapolis, Minnesota, serving as its Managing Partner from 1993 through 1995. Also a director of Lifecore Biomedical, Inc., a biomedical and surgical device manufacturer. Committee: Member of the Audit Committee. Age: 58


[PHOTO] WENDY L. YARNO, Director of St. Jude Medical since 2002. Executive Vice President, Worldwide Human Health Marketing, Merck & Co., Inc., a pharmaceutical company, since January 2003. From 2000 -- 2002 Senior Vice President, Human Resources, Merck & Co., Inc. From 1997 -- 1998, Vice President, Ortho McNeil Pharmaceutical, Women's Health Care Franchise, Johnson & Johnson, a medical products company. During 1999, Vice President, Worldwide Human Health, and Vice President, Human Resources, Merck & Co., Inc. Committee: Compensation Committee Member.
          Age: 48

--------------------------------------------------------------------------------
                   DIRECTORS WHOSE TERM WILL EXPIRE IN 2004
--------------------------------------------------------------------------------



[PHOTO] TERRY L. SHEPHERD, Director of St. Jude Medical since 1999. Chairman and Chief Executive Officer of St. Jude Medical, Inc. President of the St. Jude Medical Heart Valve Division from 1994-1999. Age: 50


[PHOTO] DAVID A. THOMPSON, Director of St. Jude Medical since 1999. Retired in 1995 from Abbott Laboratories, a medical products company, where he held several corporate officer positions, most recently serving as Senior Vice President and President, Diagnostic Division. Also a director of Third Wave Technologies, a company that develops genomic assays. Committees: Chairperson of the Governance and Nominating Committee and member of the Compensation Committee. Presiding Director. Age: 61


[PHOTO] STEFAN K. WIDENSOHLER, Director of St. Jude Medical since 2001. President and Chief Executive Officer of Krauth Medical Group, a European distributor of medical and surgical devices and services since 1992. Committee: Compensation Committee Member. Age: 43

                SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS AND
                            CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

     The following table presents information provided to the Company as to the beneficial ownership of the Company's common stock as of February 21, 2003, by
(a) each of the Company's directors, director nominees and executive officers appearing in the summary compensation table on page 17, (b) all of the Company's directors and executive officers as a group and (c) each person known to the Company to be the beneficial owner of more than 5% of the common stock. Unless otherwise noted, these persons have sole voting and dispositive power with respect to the shares owned by them.


                                                AMOUNT AND
                                                 NATURE OF
                                                BENEFICIAL          PERCENT OF
BENEFICIAL OWNERS                                OWNERSHIP            CLASS
---------------------------------------   ----------------------   -----------
  Richard R. Devenuti                              12,426(1)             *

  Stuart M. Essig                                  34,154(1)             *

  Thomas H. Garrett III                           117,158(1)(2)         0.1%

  Walter L. Sembrowich                             67,000(1)             *

  Terry L. Shepherd                             1,234,620(1)            0.7%

  Daniel J. Starks                              4,194,896(1)            2.3%

  David A. Thompson                                35,622(1)             *

  Stefan K. Widensohler                            13,000(1)             *

  Wendy L. Yarno                                    9,766(1)             *

  Frank C-P Yin                                    12,852(1)             *

  Michael T. Rousseau                             181,608(1)            0.1%

  Michael J. Coyle                                495,970(1)            0.3%

  John C. Heinmiller                              275,376(1)            0.2%

Directors and Executive Officers
 as a Group (20)                                7,950,711(3)            4.3%

Barclays Global Investors, NA.                 10,357,250(4)            5.8%
45 Fremont Street
San Francisco, CA 94105

FMR CORP                                       26,367,323(5)           14.9%
82 Devonshire Street
Boston, MA 02109

Wellington Management Company, LLP             10,828,842(6)            6.1%
75 State Street
Boston, MA 02109

FOOTNOTES

 *  Less than 0.1%

(1) Includes the number of shares which each director or executive officer may acquire within sixty days from the date hereof, pursuant to the exercise of stock options, as follows: Mr. Devenuti, 12,000; Mr. Essig, 28,000; Mr. Garrett, 55,000; Mr. Sembrowich, 55,000; Mr. Shepherd, 1,183,800; Mr. Starks, 492,500; Mr. Thompson, 28,000; Mr. Widensohler, 12,000; Ms. Yarno, 9,340; Mr. Yin, 12,000; Mr. Rousseau, 171,500; Mr. Coyle, 488,200; and Mr.
    Heinmiller, 183,250.

(2) Includes 24,000 shares owned by Mr. Garrett's wife, as to which Mr. Garrett disclaims beneficial ownership.

(3) Includes 3,958,580 shares that such individuals may acquire within sixty days from the date hereof, pursuant to the exercise of stock options.

(4) Based on information contained in a Schedule 13G dated February 10, 2003, delivered to the Company indicating that Barclays Global Investors, NA. is the beneficial owner of 10,357,250 shares, and has sole voting and dispositive power with respect to 10,347,150 shares as of December 31, 2002.

(5) Based on information contained in a Schedule 13G dated February 14, 2003, delivered to the Company indicating that FMR Corp. is the beneficial owner of 26,367,323 shares, and has sole voting power with respect to 2,185,147 shares, and sole dispositive power with respect to 26,367,323 shares as of December 31, 2002.

(6) Based on information contained in a Schedule 13G dated February 14, 2003, delivered to the Company indicating that Wellington Management Company, LLP is the beneficial owner of 10,828,842 shares, and has shared voting power with respect to 5,980,162 shares, and shared dispositive power with respect to 10,828,842 shares as of December 31, 2002.

                PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------


       The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for 2003, subject to shareholder ratification. Ernst and Young LLP will audit our consolidated financial statements for 2003 and perform other audit and non-audit services approved by the Audit Committee.

       AUDIT FEES. The aggregate fees for professional services rendered by Ernst & Young LLP in connection with their audit of the consolidated financial statements included in our Annual Report on Form 10-K, their reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and their statutory audits of certain international subsidiaries were approximately $1,306,000 for 2002.

       AUDIT-RELATED FEES. The aggregate fees for professional services rendered by Ernst & Young LLP in connection with employee benefit plan audits, due diligence assistance, internal control reviews and other attestation services were approximately $399,000 for 2002.

       TAX FEES. The aggregate fees for professional services rendered by Ernst & Young LLP in connection with tax compliance, tax planning and tax advice were approximately $693,000 for 2002.

       ALL OTHER FEES. There were no other professional services rendered and therefore no other fees billed by Ernst & Young LLP in 2002.

       RATIFICATION OF APPOINTMENT. A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as our independent auditors. A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement and to answer your questions. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection of independent auditors.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.


       Proxies will be voted FOR ratification of the appointment of Ernst & Young LLP unless otherwise specified.

                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------
     The graph below compares the cumulative total shareholder returns for St. Jude Medical common stock for the last five years ended December 31, 2002, as compared with the Standard & Poor's 500 Health Care Equipment Index and the Standard & Poor's 500 Index weighted by market value at each measurement point. The comparison assumes that $100 was invested on December 31, 1997, in St. Jude Medical common stock and in each of these Standard & Poor's indexes and assumes the reinvestment of any dividends.



                                  [LINE GRAPH]

                                        1997         1998          1999          2000          2001          2002
                                    -----------   ----------   -----------   -----------   -----------   -----------
St. Jude Medical, Inc. ..........     $ 100.0      $  91.4       $ 100.6       $ 201.4       $ 254.6       $ 260.5
S&P 500 Health Care
 Equipment Index ................     $ 100.0      $ 141.4       $ 130.4       $ 191.4       $ 181.6       $ 158.6
S&P 500 Index ...................     $ 100.0      $ 128.3       $ 155.1       $ 141.1       $ 124.4       $  97.1

                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


       Our report covers the following topics:

o Role of the Compensation Committee
o Executive Compensation Philosophy and Process
o Components of Our Executive Compensation Program
o Compensation of the Chief Executive Officer
o Broader Employee Compensation


ROLE OF THE COMPENSATION COMMITTEE
       We are responsible to the Company's Board of Directors and shareholders for establishing and administering compensation programs for the Company's executive officers. None of the members of the Committee is a current or former employee of the Company. All decisions by the Committee relating to the compensation of the Executive Officers are reviewed by the Board of Directors.


EXECUTIVE COMPENSATION PHILOSOPHY AND PROCESS
       The goal of our compensation program is to attract, retain and motivate talented executives to enable the Company to be successful in a highly competitive industry and to enhance shareholder value. The following principles were used in the design of the program:

o Compensation should be related to individual performance and qualifications.
o Executive officers and employees should be encouraged to own St. Jude Medical stock.
o A substantial part of an Executive Officer's compensation should be incentive-based, tied to performance, and subject to risk.

       We evaluate the Company's compensation program for executive officers in relation to the programs offered by other medical products companies. In 2002, we engaged an independent compensation consultant to analyze the ten peer group medical products companies' executive level compensation. The ten companies in the compensation peer group are not the same companies in the stock performance graph on page 13. Our objective is to attract and retain talented individuals by targeting total executive compensation for standard performers at the 60th percentile of the market as defined by a ten-company peer group analysis. An executive officer's individual performance and experience can cause the officer's total compensation to be higher or lower than the 60th percentile. When making recommendations regarding the compensation of our CEO, we consider the results of the formal review by the Board of Directors of the CEO's performance. When evaluating the compensation of our other executive officers, we consider the recommendations of our CEO and of our President and COO.

       Our policy is to maximize the deductibility of compensation payments to executive officers under Section 162(m) of the Internal Revenue Code. Our shareholders have approved our Management Incentive Compensation Plan (the "MICP") which is an annual cash incentive plan that is designed and administered in such a manner that compensation awarded under the MICP is tax-deductible.


COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
       Our compensation program for executive officers has three components:

o Base Salary
o Annual Incentive Award
o Stock-Based Compensation

       BASE SALARY. An executive officer's base salary is determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at the peer group companies mentioned previously. Additionally, the Committee sets base salaries for executive officers based on the executive officer's contribution to the Company's success through operational improvements and strategic initiatives. Based upon the peer group data, the executive officers' base salary levels are currently estimated to be at the 60th percentile. The base salaries of the CEO and the President and COO are also governed by employment agreements.

       ANNUAL INCENTIVE AWARDS. Annual incentive awards are designed to provide executive officers an additional incentive for achieving the annual performance goals established in the Company's yearly business plan approved by the Board of Directors. All annual incentive awards to executive officers are awarded and paid under MICP. Payments under the MICP, are based on the Company's level of achievement of annual earnings per share targets as well as divisional and geographical profitability and sales targets, all as established under the Company's annual business plan. There is a pre-assigned relative weighting ascribed to each of these factors.

       Executive officers are eligible for normal annual cash incentive payments ranging from 40% to 70% of base salary, except for the CEO and President and COO who are eligible for a normal annual cash incentive payment of up to 100% of base salary. The payments can increase by up to 50% of the normal payments based on performance above targeted levels and can decrease substantially if actual results fail to meet targeted levels. For 2002, the Company's earnings per share performance exceeded targeted levels and, therefore, the awards were above the normal levels for that portion of the incentive payments attributable to earnings per share. Achievement of other performance targets varied.

       STOCK-BASED COMPENSATION. We believe that stock-based compensation creates an appropriate incentive for executive officers and employees to identify with the interests of shareholders.

       STOCK OPTION AWARDS. Stock options are awarded at an exercise price equal to or greater than the fair market value of the stock on the date of grant and, therefore, only have value if the price of the Company's stock appreciates from the date the stock options are granted. The executive officers and shareholders mutually benefit from such stock price appreciation.

       Stock options are awarded from time to time consistent with the Company's objective to provide (a) a long-term equity interest in the Company, and (b) an opportunity for a greater financial reward if long-term performance is sustained. To encourage a longer-term perspective and to retain our employees, the options cannot be exercised immediately. Generally, options become exercisable over a four-year period. The number of options granted to each executive officer falls within a predetermined range, set and approved annually by the Committee. Individual grant size is dependent upon the Company's future business plans and the executive officer's ability to positively impact those plans, the executive officer's position and level of responsibility within the Company, and an evaluation of the executive officer's past performance. No pre-assigned relative weight is ascribed to any of these factors. In 2002, a total of 1,197,000 stock options were granted to executive officers.

       RESTRICTED STOCK AWARDS. We believe restricted shares provide an immediate and direct link to shareholder interests. The timing and number of shares granted is based on the Company's future business plans and the executive officer's ability to positively impact those plans. Restricted stock awards generally vest over a four-year period. In 2002, we granted no restricted stock awards to officers or employees.

       STOCK OWNERSHIP GUIDELINES. St. Jude Medical established stock ownership guidelines for all officers and directors in 1995. These guidelines set stock ownership targets which management and Board members are encouraged to achieve. Targeted stock ownership levels range from one to three times base salary for executive officers. In 2001 stock ownership guidelines for Board members were reviewed and set at five times the annual retainer for Board members.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
       In 2002, Mr. Shepherd, the CEO, was our most highly compensated Executive Officer.

       BASE SALARY. Mr. Shepherd's employment agreement, which became effective in May 1999, provided for an initial base salary of $500,000. In May 2002, in accordance with his employment agreement, we reviewed Mr. Shepherd's compensation in light of the peer group data and Mr. Shepherd's performance evaluation by the Board. We determined that an increase in base compensation of approximately 22% was appropriate. Therefore, we increased Mr. Shepherd's annual base salary from $575,000 to $700,000 effective as of May 5, 2002. As a result of this increase, Mr. Shepherd earned a base salary of approximately $657,000 in 2002.

       ANNUAL INCENTIVE AWARD. Mr. Shepherd earned an award of $812,704 under the MICP for 2002. His award was based 25% on the Company's achievement of the revenue target and 75% on the Company's achievement of the earnings per share target established under the MICP. Both of those MICP targets were exceeded in 2002, resulting in an award to Mr. Shepherd that was 24% above his normal incentive payment.

       STOCK OPTIONS VESTING. Under criteria established at the time of grant, 170,126 stock option shares granted previously to Mr. Shepherd vested due to time and performance during 2002.

       STOCK OPTION GRANTS. Mr. Shepherd was granted a non-qualified stock option for 300,000 shares during 2002, which vests over a four-year period. The rationale for the stock option grant to Mr. Shepherd of 150,000 shares in April of 2002 (which is 300,000 shares after the 2002 stock split) was based on the following factors: (A) Mr. Shepherd had not received a stock option grant since May, 1999, when he became President and CEO, (B) Survey data of the compensation of CEO's from the 10 company peer group and (C) The Committee's view that Mr. Shepherd's performance has been outstanding.


Walter L. Sembrowich
David A. Thompson
Stefan Widensohler
Wendy L. Yarno
Frank C-P Yin

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION
--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                      ANNUAL COMPENSATION                  AWARDS
                                           -----------------------------------------   -------------
                                                                                         SECURITIES
                                                                      OTHER ANNUAL       UNDERLYING        ALL OTHER
                                             SALARY      BONUS      COMPENSATION(1)      OPTIONS(2)     COMPENSATION(3)
NAME AND PRINCIPAL POSITION        YEAR       ($)         ($)             ($)               (#)               ($)
-------------------------------   ------   ---------   ---------   -----------------   -------------   ----------------
 Terry L. Shepherd                2002     656,731     812,704                  --          300,000             51,422
  Chairman and                    2001     549,038     658,846                  --               --             47,747
  Chief Executive Officer         2000     500,000     600,000                  --               --             47,957

 Daniel J. Starks                 2002     613,462     759,159                  --          300,000             34,755
  President and Chief             2001     492,039     580,674                  --               --             31,080
  Operating Officer               2000     380,000     296,062                  --          400,000             31,290

 Michael T. Rousseau              2002     369,865     238,650                  --           90,000             34,755
  President, U.S. Sales           2001     315,481     207,034                  --          205,000             31,080
                                  2000     262,260     136,375              41,737           62,500             18,290

 Michael J. Coyle                 2002     349,538     256,911                  --           85,000             34,755
  President, Cardiac Rhythm       2001     322,692     249,606              97,032           55,000             31,080
  Management                      2000     235,000     130,719                  --          100,000             31,290

 John C. Heinmiller               2002     352,000     217,800                  --           80,000             34,155
  Vice President -- Finance       2001     300,000     180,000                  --           52,500             31,080
  and Chief Financial Officer     2000     275,000     165,000                  --           52,500             31,290
-------------------------------   ----     -------     -------              ------          -------             ------


FOOTNOTES

(1) In accordance with SEC rules, perquisites or other personal benefits are included in the table only to the extent the total exceeds the lesser of $50,000, or 10% of total salary and bonus, of any named executive officer. Mr. Rousseau's 2000 other annual compensation includes $27,037 of mortgage differential payments. Mr. Coyle's 2001 other annual compensation includes $74,402 of relocation expenses.
(2) No stock appreciation rights have been granted to the named executive officers. Figures in this column represent the number of shares that can be purchased upon exercise of stock options granted during the year.
(3) Consists solely of matching retirement plan contributions by St. Jude Medical, except for Mr. Shepherd whose all other compensation also consists of a special retirement provision of $16,667 for all years.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                              INDIVIDUAL GRANTS
                        -------------------------------------------------------------
                            NUMBER OF           % OF
                           SECURITIES       TOTAL OPTIONS
                           UNDERLYING        GRANTED TO                                   GRANT DATE
                             OPTIONS          EMPLOYEES      EXERCISE                      PRESENT
                           GRANTED(1)         IN FISCAL       PRICE      EXPIRATION        VALUE(3)
NAME                           (#)              YEAR          ($/SH)        DATE             ($)
---------------------   ----------------   --------------   ----------   ------------   -------------
Terry L. Shepherd      300,000 (2)               6.0%        $  37.25    4/12/2010       $4,302,540
Daniel J. Starks       300,000 (2)               6.0%           39.45    2/15/2010        4,488,210
Michael T. Rousseau     90,000 (2)               1.8%           34.72    12/9/2010        1,120,104
Michael J. Coyle        85,000 (2)               1.7%           34.72    12/9/2010        1,057,876
John C. Heinmiller      80,000 (2)               1.6%           34.72    12/9/2010          995,648

FOOTNOTES

(1) The Company has never issued any options with a reload provision. In the event of a change in control of the Company, all options become 100% vested.

(2) The options have an exercise price equal to the fair market value on the date of grant and vest in 25% increments on the first four anniversaries of the date of grant. The dates of grant were as follows: for Mr. Shepherd, April 12, 2002; for Mr. Starks, February 15, 2002; and for Messrs. Rousseau, Coyle and Heinmiller, December 9, 2002.

(3) The Company uses the Black-Scholes option pricing model to establish stock option values for purposes of this table. The actual value, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value as estimated by the Black-Scholes model. The specific assumptions used in valuing the stock options under the Black-Scholes model were as follows:

    o Volatility of 35.0%, representing the estimated annual variance in the daily percentage change in the price of the Company's common stock over a five-year period.

    o Risk-free rate of return ranging from 3.0% to 4.5%, representing the average five-year Treasury rate on the date of grant.

    o Expected term of five years.

    o Dividend yield of 0.0%

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                        OPTIONS                      OPTIONS
                            SHARES                               AT FISCAL YEAR-END (#)      AT FISCAL YEAR-END(1) ($)
                           ACQUIRED                          ----------------------------- -----------------------------
NAME                   ON EXERCISE (#)   VALUE REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------- ----------------- -------------------- ------------- --------------- ------------- --------------
Terry L. Shepherd               --           $       --      1,108,800        577,200      $24,939,808   $6,620,874
Daniel J. Starks           200,000            4,045,445      417,500          982,500        6,578,161   10,382,702
Michael T. Rousseau             --                   --      165,250          523,750        2,655,852    4,340,587
Michael J. Coyle                --                   --      453,200          361,300        7,882,603    3,725,949
John C. Heinmiller              --                   --      183,250          228,750        3,305,877    1,690,799

FOOTNOTES

(1) Values were calculated by subtracting the exercise price per share from the closing sale price of $39.17 per share of the Company's common stock as reported by the New York Stock Exchange on December 27, 2002, the last trading day of fiscal 2002.

EMPLOYMENT, TERMINATION AND
CHANGE-IN-CONTROL AGREEMENTS

       CEO EMPLOYMENT AGREEMENT. The Board of Directors appointed Mr. Shepherd as the Company's President and Chief Executive Officer pursuant to an Agreement effective May 5, 1999, that ends on May 4, 2004. Mr. Shepherd will receive an annual salary of at least $500,000 subject to annual review for possible increases by the Board of Directors, and customary fringe benefits provided to Company officers, including an opportunity to earn a bonus.

       PRESIDENT AND COO AGREEMENT. The Board of Directors appointed Mr. Starks as the Company's President and Chief Operating Officer pursuant to an agreement effective March 25, 2001, that ends on January 31, 2006. Mr. Starks will receive an annual salary of at least $500,000 subject to annual review for possible increase, by the Board of Directors, and customary fringe benefits provided to Company officers, including an opportunity to earn a bonus.

       SEVERANCE AGREEMENTS. The Company has entered into change of control severance agreements (the "severance agreement") with 20 of its senior executives, including Mr. Shepherd and Mr. Starks and the other named executive officers named in the summary compensation table. The severance agreements provide for certain payments and other benefits if, following a change in control of the Company, the Company terminates the executive's employment without Cause or the executive terminates his employment for Good Reason. Such payments and benefits include: (a) severance pay equal to three times the sum of the executive's annual salary, target bonus and certain other compensation paid to the executive during the twelve months prior to the termination; (b) three years of life, health and disability insurance substantially similar to that in effect at the time of termination; (c) the payment of legal fees and expenses relating to the termination; (d) the termination of any non-competition arrangement between the Company and the executive; and (e) a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross- up. Under the severance agreements, "Cause" is defined as a conviction for felony criminal conduct; "Good Reason" is defined to include a change in the executive's responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and "Change in Control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, acquisition by a person or group of 35 of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined in the agreements) not constituting a majority of the Company's Board of Directors, or another event the majority of the Continuing Directors determines to be a change in control.

       INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of its directors and executive officers which provide for indemnification against certain costs incurred by each director and executive officer made or threatened to be made a party to a proceeding because of his or her official capacity as a director or executive officer. The indemnification agreements, together with the Company's bylaws, provide for indemnification to the fullest extent permitted by Minnesota law.


LOAN GUARANTEES
       In 1998, the Company established a program under which the Company guarantees personal loans to employees for the purchase of the Company's common stock. The program ended on August 31, 2002 and the guarantees are no longer in effect. During 2002 two employees participated in the program.

       The employee is personally responsible for interest and principal payments on these loans. Since January 1, 2002, the largest outstanding principal amount of each loan guaranteed by the Company in excess of $60,000 to any executive officer of the Company was $511,338 to Mr. Shepherd. The principal balance of the loan as of August 31, 2002, was $511,338. The annual average rate of interest paid on the loan was 3.22% during 2002. The entire principal balance of the loan was repaid by Mr. Shepherd on September 3, 2002.

               SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
--------------------------------------------------------------------------------


       Under SEC rules, shareholders who wish to present a proposal at the 2004 annual meeting of shareholders and have it included in our proxy statement for that meeting must submit the proposal in writing to Kevin T. O'Malley, Secretary, St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, Minnesota 55117. We must receive your written proposal no later than November 28, 2003.

       Shareholders who intend to present a proposal at the 2004 annual meeting, but not to include the proposal in our proxy statement, must comply with the requirements established in the Company's bylaws. These require, among other things, that a shareholder submit a written notice to the Secretary of the Company of the intention to bring a proposal before the meeting not less than 50 days nor more than 75 days prior to the meeting (or if less than 60 days' notice or prior public disclosure of the date of the Annual Meeting is given to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made).

                                  OTHER MATTERS
--------------------------------------------------------------------------------

     Whether or not you plan to attend the meeting, please mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

                                        Terry L. Shepherd
                                        Chairman of the Board of Directors
                                        and Chief Executive Officer


March 27, 2003

                                                                     APPENDIX A

                            ST. JUDE MEDICAL, INC.
                       PRINCIPLES OF CORPORATE GOVERNANCE
--------------------------------------------------------------------------------


       The Board of Directors of St. Jude Medical, Inc. has adopted the following principles of corporate governance:

I. BOARD OF DIRECTORS

       A. Independence. A majority of the members of the Board of Directors shall be independent of management.

       B. Determination of Independence. The Governance and Nominating Committee will annually review the status of each director as independent or not independent using the following criteria from the Company's by-laws:

              1. has not been employed by the corporation in an executive capacity within the last five years;

              2. is not, and is not affiliated with a company that is, an advisor or consultant to the corporation, or a significant customer or supplier of the corporation;

              3. has no personal service contract(s) with the corporation or the corporation's senior management;

              4. is not affiliated with a not-for-profit entity that receives significant contributions from the corporation;

              5. is not employed by a public company at which an executive officer of the corporation serves as a director;

              6. does not have a relationship described in 1 through 5 above with any affiliate of the corporation; and

              7. is not a member of the immediate family of any person described in 1 through 6 above.

       C.     Committees. The board of directors has three standing Committees:
              Audit, Compensation, and Governance and Nominating. Each of these Committees has a written charter. Each Committee consists entirely of independent directors. Committee membership is proposed by the Governance and Nominating Committee and approved by the entire board.

       D.     Sessions of the Independent Directors.
              At least twice each year the independent members of the Board of Directors meet in a separate session. These sessions are chaired by the Presiding Director who is the Chairperson of the Governance and Nominating Committee.

       E.     Annual Board Performance Review.
              Each year the Board of Directors will conduct a review of its own performance as well as the performance of its standing Committees.

       F. Board Role in Strategy. The Board of Directors dedicates the major portion of two meetings each year to the Company's strategic plan -- one meeting at the beginning of the strategic planning process and the second to approve the plan.

       G.     Board Role in Succession Planning.
              The board devotes a substantial portion of one meeting each year to a management-led review of the Company's succession planning process. The major portion of one independent directors session each year is devoted to the CEO succession plan.

       H. CEO Review. Each year the Board of Directors conducts a formal review of the CEO's performance.

       I. Director Terms. Each director is elected for a three-year term. The terms are staggered. The Board of Directors has no term limit policy. The Board of Directors has a retirement policy of age 70 or, in the case of a director first elected to a three-year term that would expire after the age of 70, the expiration of the three-year term. Directors are not required to submit their resignation upon a change in their occupation.

       J. Limit of Number of Directorships. The Company has a guideline that directors should serve on no more than three to five boards of other publicly owned companies.

       K.     Director Evaluation and Orientation.
              The Company has a formal orientation program for new directors. The Company does not require that directors attend a "director college" or similar program.

       L. Director Responsibilities. Directors are expected to have a good attendance record at board and committee meetings, to read in advance the meeting materials, to be generally knowledgeable about the strategy and affairs of the Company and to approach their duties with an independent frame of mind.

       M. Access to Others. Directors have access to all the officers of the Company and as a board or as a board committee have the authority to directly retain independent advisors if they consider it to be advisable.

II. COMBINATION OF CHAIRMAN AND CEO POSITIONS

       The Company believes it is well served by having the positions of Chairman of the Board and CEO combined.

III. COMPENSATION

       A. Shareholder Approval of Plans. The Company submits its stock option and other stock plans and executive bonus plans to the shareholders for approval.

       B. Repricing of Stock Options. The Company does not reprice stock options.

       C. Stock Ownership Guidelines. In order to align the interests of shareholder's and management, the Company has stock ownership guidelines for directors, officers and senior employees.

       D.     Loans to Officers and Directors.
              Company loans to officers and directors are prohibited.

       E. Compensation of Directors. The following principles are used to develop the compensation of non-management directors:

              1. Directors should be fairly compensated for the time commitment and responsibility associated with service as a director.

              2. Directors compensation should be comparable to the compensation of directors of companies of similar size and nature as St. Jude Medical, Inc.

              3. Director compensation should facilitate directors acquiring an equity position in the Company consistent with the stock ownership guidelines.

       F. Stock Option Accounting Treatment.
              The Company accounts for stock options under FASB standard 123 using the intrinsic value method.

IV. CODE OF BUSINESS CONDUCT

       The Company has adopted a Code of Business Conduct that applies to all employees and directors. Any waivers granted under the Code are brought to the attention of the Audit Committee.

V. SHAREHOLDER RIGHTS PLAN

       The Board of Directors has adopted a shareholders rights plan. The Board believes that this can be used to protect shareholder interests and the Board does not intend to use it in a manner that entrenches management.

VI. RELATIONSHIP WITH EXTERNAL AUDITORS


       The Audit Committee of the Board of Directors has the authority to retain and terminate the Company's external auditor. The Company has a policy that prohibits the hiring of personnel from the Company's external auditor for two years after the person has left the external auditor.

                                                                     APPENDIX B

                            ST. JUDE MEDICAL, INC.
                             AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------


       This charter governs the operations of the Audit Committee of the Board of Directors of St. Jude Medical, Inc.


PURPOSE
       The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders and other constituents relating to the Company's consolidated financial statements and the financial reporting process, systems of internal accounting and financial controls, disclosure controls and procedures and internal audit function, the annual independent audit of the Company's consolidated financial statements, and the legal compliance and Code of Business Conduct programs established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditor, and management of the Company.

       The primary responsibility of the Committee is to oversee the Company's consolidated financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor, for which the auditor is ultimately accountable to the Committee.


MEMBERSHIP
       The Committee shall consist of at least three directors. The Chairperson and members of the Committee will be nominated by the Governance and Nominating Committee and appointed by the Board of Directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange and the United States Securities and Exchange Commission.


MEETINGS OF THE COMMITTEE
       The Committee will meet prior to each quarterly earnings release and prior to the filing of each Annual Report on Form 10-K and Quarterly Report on Form 10-Q, or more frequently as circumstances dictate. A majority of the members of the Committee will constitute a quorum for the transaction of business. Committee meetings may be held telephonically. Written minutes shall be prepared by the Committee for all meetings.


RESPONSIBILITIES
       Policies and procedures of the Committee should remain flexible in order to best react to changing conditions and circumstances.

       The Audit Committee shall:

       1. Appoint the independent auditor (subject to shareholder ratification of the selection, if such ratification is required or sought), review and approve the fees paid to the independent auditor and terminate the independent auditor when circumstances warrant.

       2. Evaluate the qualifications, performance and independence of the independent auditor on an ongoing basis, but no less frequently than annually.

       3. Establish policies and procedures for, and, as appropriate, approve the engagement of, the independent auditor for any non-audit service (to the extent such service is not prohibited by Section 10A(g) of the Securities Exchange Act of 1934) and the fee for any such service, and consider whether the independent auditor's performance of any non-audit service is compatible with its independence.

       4. At least annually, obtain and review a report from the independent auditor describing the independent auditor's internal quality-control procedures, including any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and steps taken to deal with any such issues.

       5. Meet with the independent auditor prior to the annual audit to review the planning, staffing and scope of the audit and its audit procedures.

       6. Review and discuss with management and the independent auditor the Company's annual audited and quarterly consolidated financial statements, including major issues regarding accounting and auditing principles and practices; the adequacy of disclosure and internal controls that could significantly affect the Company's consolidated financial statements; and the significant financial reporting issues and judgments made in connection with the preparation of the Company's consolidated financial statements. Review the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Conditions." These reviews shall occur prior to the filing or release of such reports and consolidated financial statements and shall specifically include the receipt of a report from management assessing the Company's internal controls.

       7. Recommend to the Board whether, based on the review and discussions described in (6) above, the annual audited consolidated financial statements should be included in the Annual Report on Form 10-K.

       8. Review with the independent auditor the results of the annual audit examination, including any accompanying management letters and management's response, and any significant problems or difficulties encountered in the course of the audit work and management's response, including any restrictions on the scope of activities or access to required information, any significant changes required in the planned scope of the audit, and any significant disagreements with management. Resolve any disagreements between management and the independent auditor regarding financial reporting.

       9. Review with management and the independent auditor the Company's quarterly earnings press release after the independent auditor has completed its quarterly SAS 71 review or annual audit procedures. Also generally discuss the types of information to be disclosed and the type of presentation to be made with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies.

       10. Meet in separate executive sessions at least semi-annually with management and the senior employee responsible for the internal audit function, and at least quarterly with the independent auditor.

       11. Review major changes to the Company's accounting principles and practices as suggested by the independent auditor and management.

       12. Review the independent auditor's annual communication regarding their independence as required by Independence Standards Board Standard No. 1, discuss such reports with the independent auditor, and take any additional action required to ensure the independence of the auditor.

       13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended by SAS No. 90, relating to the conduct of the annual audit.

       14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

       15. Review and approve Company hiring policies for employees and former employees of the independent auditor.

       16. Review the appointment, termination or replacement of the senior employee responsible for the internal audit function.

       17. Review and approve annually the internal audit plan for the upcoming year. In addition, review any significant changes to the internal audit plan that occurred.

       18. Review the significant reports to management prepared by the internal auditing function and management's responses.

       19. Review annually with management the Company's Financial Risk Management Policy and Global Investment Policy and any other policies with respect to risk assessment and risk management, and their implementation.

       20. Review and approve procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

       21. Oversee the Company's Code of Business Conduct, which will also constitute the code of ethics for the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as contemplated by rules promulgated under the Securities Exchange Act of 1934.

       22. Review annually, or more frequently as appropriate, with the Company's General Counsel legal matters that may have a material impact on the Company's consolidated financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

       23. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

       24. Conduct an annual performance evaluation of the Committee, which shall be reviewed annually by the Board of Directors.

       25. As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

       26. The Committee shall make regular reports of its activities to the Board, specifically addressing any issues that arise with respect to the quality or integrity of the Company's consolidated financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditor, or the performance of the internal audit function.


AUTHORITY
       The Committee will have the resources and authority appropriate to discharge its responsibilities, including sole authority to:

       o retain and terminate the independent auditor, which will be accountable to and report to the Committee;

       o approve any non-audit relationship with the independent auditor, other than any relationship to provide services prohibited by
            Section 10A(g) of the Securities Exchange Act of 1934; and

       o    approve all audit engagement fees and terms.

       In addition, the Committee will have authority to:

       o conduct or authorize investigations into any matters within its scope of responsibilities;

       o engage outside auditors for special audits, reviews and other procedures;

       o retain special counsel and other experts and consultants to advise the Committee; and

       o approve the fees and other retention terms for such parties.

       The Committee shall have full access to all books, records, facilities, and personnel of the Company and may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.


ADOPTION OF CHARTER
       This charter was amended by the Company's Board of Directors on February 28, 2003.

                                                         [ST. JUDE MEDICAL LOGO]

                             ST. JUDE MEDICAL, INC.
P
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                 MEETING OF SHAREHOLDERS TO BE HELD MAY 8, 2003
R
     The undersigned hereby appoints Terry L. Shepherd, John C. Heinmiller and Kevin T. O'Malley or any one of them, as proxies, with full power of
O substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of St. Jude Medical, Inc., to be held May 8, 2003 at 9:30 a.m.
X at the Minnesota Historical Center, 345 Kellogg Boulevard West, St. Paul, Minnesota, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby
Y    revoking all former proxies.




                         (TO BE SIGNED ON REVERSE SIDE)


                                                                     SEE REVERSE
                                                                         SIDE



ST. JUDE MEDICAL, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

MANAGEMENT RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.



                                                                                                     FOR AGAINST ABSTAIN
1. Election of Directors.                       2. Proposal to ratify the re-appointment of Ernst     []    []      []
   NOMINEES: (01) Daniel J. Starks                 & Young LLP as the Company's independent auditors.
             (02) Dr. Frank C-P Yin
                                                3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
  FOR ALL NOMINEES  [ ]   [ ] WITHHOLD AUTHORITY
(EXCEPT AS SPECIFIED          TO VOTE FOR ALL NOMINEES
     BELOW)




[ ] ___________________________________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.)

MARK HERE    [ ]        MARK HERE  [ ]
FOR ADDRESS             IF YOU PLAN
CHANGE AND              TO ATTEND
NOTE AT LEFT            THE MEETING


Please date and sign exactly as your name(s) appears hereon indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian give full title as such; when shares have been issued in names of two or more persons, all should sign.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED,
BUT IF NO SPECIFICATION IS MADE THE SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSAL 2, AND IN THE DISCRETION OF
THE NAMED PROXIES ON ALL OTHER MATTERS.

Signature:_______________ Date: ______ Signature:_______________ Date: ______